Exhibit 99

Investor Relations Contact

Shane O’Connor, Senior Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2020

Wilmington, MA – July 1, 2020 – UniFirst Corporation (NYSE: UNF) (the “Company”) today reported results for its third quarter ended May 30, 2020 as compared to the corresponding period in the prior fiscal year:

Q3 2020 Financial Highlights

•	Consolidated revenues for the third quarter decreased 1.8% to $445.5 million.
•	Operating income was $27.7 million, a decrease of 54.0%.
•	The effective tax rate for the quarter decreased to 21.8% from 23.5%.
•	Net income in the quarter decreased to $21.3 million from $47.2 million, or 54.9%.
•	Diluted earnings per share decreased to $1.12 from $2.46, or 54.5%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “It goes without saying that the Company’s focus in its third quarter centered around our pandemic response efforts, including our top priority of ensuring the safety of our Team Partners while continuing to provide our value-added services to the many essential businesses in our communities. I want to sincerely thank our Team Partners for the tremendous effort they put forth and continue to put forth ensuring that they are taking care of each other and our customers during these challenging times.”

Segment Reporting Highlights

Core Laundry Operations

•

Revenues for the quarter decreased 2.8% to $388.4 million. This decrease was primarily due to the impact of state-mandated shutdowns of some of our customers’ businesses as a result of COVID-19 and related reductions in workforce by some customers that remained open, partially offset by a $20.1 million direct sale to a large healthcare customer as well as increased safety and protective product equipment sales.

•

Operating margin decreased to 5.1% from 13.4%. This segment’s profitability was affected by many items, including the impact of the decline in rental revenues on our cost structure, higher cost of revenues related to the large $20.1 million direct sale and additional costs the Company incurred responding to COVID-19. In addition, the Company also recorded additional reserves for uncollectible accounts receivables during the quarter. These items were partially offset by lower incentive compensation, healthcare, travel-related and energy costs.

Specialty Garments

•

Revenues for the quarter were $36.2 million, a decrease of 3.1%. This decrease was primarily due to lower direct sales in the U.S. and Canadian nuclear operations partially offset by growth in our cleanroom and European nuclear operations.

•

Operating margin increased to 17.6% from 14.4%. This increase was primarily due to a bad debt recovery from a customer in bankruptcy and lower travel-related costs. These items were partially offset by higher merchandise expense and costs incurred responding to COVID-19.

•	Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

First Aid

•	Revenues for the quarter were $20.9 million, an increase of 26.0%. This increase was primarily due to higher safety and personal protective equipment sales.
•	Operating margin decreased to 7.8% from 8.4%. This decrease was primarily due to higher merchandise costs as a percentage of revenues.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $421.3 million as of May 30, 2020.
•	The Company had no long-term debt outstanding as of May 30, 2020.

•

Under its previously announced stock repurchase program, the Company repurchased 46,667 shares of common stock for a total of $7.5 million during its third fiscal quarter of 2020. The Company has not repurchased any additional shares since early in its fiscal quarter due to the uncertainty related to the COVID-19 pandemic. As of May 30, 2020, the Company had repurchased a total of 314,917 shares of common stock for a total of $52.3 million under the program.

•	Weighted average shares outstanding – Diluted for the third quarter of fiscal 2020 and fiscal 2019 was 19.0 million and 19.2 million shares, respectively.

Financial Outlook

Mr. Sintros continued, “As a result of the phased reopening of businesses in many states, our revenues have partially recovered from the lower levels experienced during the quarter. However, due to the evolving nature of the pandemic and its impact on our communities, we continue to believe that our ability to assess the financial impact on our business remains limited. As a result, we are not providing guidance for the remainder of our fiscal 2020. We believe that our strong balance sheet positions us well to weather this disruption and maintain focus on the care of our Team Partners, our customers and our communities.”

Conference Call Information

UniFirst will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “positions,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (“CRM”) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2019, “Item 1.A. Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended May 30, 2020	Thirteen weeks ended May 25, 2019	Thirty-nine weeks ended May 30, 2020	Thirty-nine weeks ended May 25, 2019
Revenues	$445,518	$453,720	$1,375,516	$1,329,755

Operating expenses:
Cost of revenues (1)	303,223	279,900	893,961	838,621
Selling and administrative expenses (1)	88,405	88,207	272,013	242,487
Depreciation and amortization	26,182	25,401	77,612	75,563
Total operating expenses	417,810	393,508	1,243,586	1,156,671

Operating income	27,708	60,212	131,930	173,084

Other (income) expense:
Interest income, net	(1,054)	(2,293)	(5,590)	(6,007)
Other expense, net	1,556	805	2,623	2,037
Total other income, net	502	(1,488)	(2,967)	(3,970)

Income before income taxes	27,206	61,700	134,897	177,054
Provision for income taxes	5,921	14,480	30,690	43,908

Net income	$21,285	$47,220	$104,207	$133,146

Income per share – Basic:
Common Stock	$1.17	$2.58	$5.73	$7.25
Class B Common Stock	$0.94	$2.06	$4.58	$5.80

Income per share – Diluted:
Common Stock	$1.12	$2.46	$5.46	$6.93

Income allocated to – Basic:
Common Stock	$17,871	$39,563	$87,519	$111,626
Class B Common Stock	$3,414	$7,657	$16,688	$21,520

Income allocated to – Diluted:
Common Stock	$21,285	$47,220	$104,207	$133,146

Weighted average shares outstanding – Basic:
Common Stock	15,255	15,341	15,285	15,400
Class B Common Stock	3,643	3,710	3,643	3,710

Weighted average shares outstanding – Diluted:
Common Stock	18,995	19,168	19,074	19,220

(1)	Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 30, 2020	August 31, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$421,253	$385,341
Receivables, net	200,110	203,457
Inventories	104,503	100,916
Rental merchandise in service	161,732	184,318
Prepaid taxes	1,713	4,060
Prepaid expenses and other current assets	36,201	35,699

Total current assets	925,512	913,791

Property, plant and equipment, net	584,299	574,509
Goodwill	424,588	401,178
Customer contracts and other intangible assets, net	86,929	72,720
Deferred income taxes	458	448
Operating lease right-of-use assets, net	44,670	—
Other assets	86,817	84,674

	$2,153,273	$2,047,320

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$57,701	$77,918
Accrued liabilities	126,342	111,721
Accrued taxes	—	205
Operating lease liabilities, current	12,191	—

Total current liabilities	196,234	189,844

Long-term liabilities:
Accrued liabilities	119,608	117,074
Accrued and deferred income taxes	98,192	99,172
Operating lease liabilities	31,139	—

Total liabilities	445,173	406,090

Shareholders’ equity:
Common Stock	1,525	1,533
Class B Common Stock	364	364
Capital surplus	85,572	84,946
Retained earnings	1,657,543	1,588,075
Accumulated other comprehensive loss	(36,904)	(33,688)

Total shareholders’ equity	1,708,100	1,641,230

	$2,153,273	$2,047,320

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended May 30, 2020	Thirteen weeks ended May 25, 2019	Dollar Change	Percent Change
Core Laundry Operations	$388,411	$399,781	$(11,370)	(2.8)%
Specialty Garments	36,163	37,313	(1,150)	(3.1)%
First Aid	20,944	16,626	4,318	26.0%
Consolidated total	$445,518	$453,720	$(8,202)	(1.8)%

(In thousands, except percentages)	Thirty-nine weeks ended May 30, 2020	Thirty-nine weeks ended May 25, 2019	Dollar Change	Percent Change
Core Laundry Operations	$1,216,901	$1,184,666	$32,235	2.7%
Specialty Garments	105,545	101,506	4,039	4.0%
First Aid	53,070	43,583	9,487	21.8%
Consolidated total	$1,375,516	$1,329,755	$45,761	3.4%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended May 30, 2020	Thirteen weeks ended May 25, 2019	Dollar Change	Percent Change
Core Laundry Operations	$19,691	$53,443	$(33,752)	(63.2)%
Specialty Garments	6,380	5,368	1,012	18.9%
First Aid	1,637	1,401	236	16.8%
Consolidated total	$27,708	$60,212	$(32,504)	(54.0)%

(In thousands, except percentages)	Thirty-nine weeks ended May 30, 2020	Thirty-nine weeks ended May 25, 2019	Dollar Change	Percent Change
Core Laundry Operations	$111,856	$157,338	$(45,482)	(28.9)%
Specialty Garments	15,886	12,073	3,813	31.6%
First Aid	4,188	3,673	515	14.0%
Consolidated total	$131,930	$173,084	$(41,154)	(23.8)%

Operating Margin

	Thirteen weeks ended May 30, 2020	Thirteen weeks ended May 25, 2019
Core Laundry Operations	5.1%	13.4%
Specialty Garments	17.6%	14.4%
First Aid	7.8%	8.4%
Consolidated total	6.2%	13.3%

	Thirty-nine weeks ended May 30, 2020	Thirty-nine weeks ended May 25, 2019
Core Laundry Operations	9.2%	13.3%
Specialty Garments	15.1%	11.9%
First Aid	7.9%	8.4%
Consolidated total	9.6%	13.0%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirty-nine weeks ended May 30, 2020	Thirty-nine weeks ended May 25, 2019
Cash flows from operating activities:
Net income	$104,207	$133,146
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	77,612	75,563
Amortization of deferred financing costs	84	84
Forgiveness of a liability	—	(7,346)
Share-based compensation	4,617	4,281
Accretion on environmental contingencies	403	566
Accretion on asset retirement obligations	694	647
Deferred income taxes	81	733
Other	36	(954)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	4,517	(3,117)
Inventories	(3,570)	(4,821)
Rental merchandise in service	23,900	(7,606)
Prepaid expenses and other current assets and Other assets	3,669	(2,346)
Accounts payable	(17,846)	(5,725)
Accrued liabilities	5,246	(9,931)
Prepaid and accrued income taxes	1,782	26,265
Net cash provided by operating activities	205,432	199,439

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(41,098)	(2,379)
Capital expenditures, including capitalization of software costs	(91,155)	(88,198)
Proceeds from sale of assets	261	238
Net cash used in investing activities	(131,992)	(90,339)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	75	49
Taxes withheld and paid related to net share settlement of equity awards	(3,423)	(1,678)
Repurchase of Common Stock	(21,745)	(20,953)
Payment of cash dividends	(11,159)	(6,204)
Net cash used in financing activities	(36,252)	(28,786)

Effect of exchange rate changes	(1,276)	(1,416)

Net (decrease) increase in cash, cash equivalents and short-term investments	35,912	78,898
Cash, cash equivalents and short-term investments at beginning of period	385,341	270,512
Cash, cash equivalents and short-term investments at end of period	$421,253	$349,410